UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

THIRD COAST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41028	46-2135597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20202 Highway 59 North, Suite 190 Humble, Texas	77338
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 446-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00 per share	TCBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Notes Offering

On March 31, 2022, Third Coast Bancshares, Inc. (the “Company”) entered into Subordinated Note Purchase Agreements (the “Note Purchase Agreements”) with certain qualified institutional buyers and institutional accredited investors (the “Purchasers”) pursuant to which the Company issued and sold $82,250,000 in aggregate principal amount of its 5.500% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”) in a private placement transaction in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Regulation D thereunder. The Notes were issued by the Company to the Purchasers at a price equal to 100% of their face amount. The Note Purchase Agreements contain certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand. The Notes are intended to qualify as Tier 2 capital for regulatory capital purposes, and the Company intends to use the net proceeds from the offering for general corporate purposes.

The Notes were issued under an Indenture, dated as of March 31, 2022 (the “Indenture”), by and between the Company and UMB Bank, N.A., as trustee. The Notes will mature on April 1, 2032. From and including March 31, 2022, to, but excluding, April 1, 2027 or the date of early redemption, the Company will pay interest on the Notes semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2022, at a fixed interest rate of 5.500% per annum. From and including April 1, 2027, to, but excluding, the maturity date or the date of early redemption (the “Floating Rate Period”), the Company will pay interest on the Notes at a floating interest rate. The floating interest rate will be reset quarterly, and the interest rate for any Floating Rate Period shall be equal to the then-current Three-Month Term SOFR (as defined in the Indenture) plus 315 basis points for each quarterly interest period during the Floating Rate Period. Interest payable on the Notes during the Floating Rate Period will be paid quarterly in arrears on January 1, April 1, July 1 and October 1, of each year, commencing on July 1, 2027. Notwithstanding the foregoing, in the event that Three-Month Term SOFR (or such other applicable benchmark rate) is less than zero, then Three-Month Term SOFR (or such other applicable benchmark rate) rate shall be deemed to be zero.

On March 31, 2022, in connection with the issuance and sale of the Notes, the Company entered into Registration Rights Agreements (the “Registration Rights Agreements”) with the Purchasers. Under the terms of the Registration Rights Agreements, the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act and have substantially the same terms as the Notes. Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreements, it would be required to pay additional interest to the holders of the Notes.

The Company may, at its option, redeem the Notes (i) in whole or in part beginning with the interest payment date on April 1, 2027, and on any interest payment date thereafter, or (ii) in whole, but not in part, upon the occurrence of a “Tier 2 Capital Event,” a “Tax Event,” or “Investment Company Event” (each as defined in the Indenture). The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System to the extent then required under applicable laws or regulations, including capital adequacy rules or regulations.

There is no right of acceleration of maturity of the Notes in the case of default in the payment of principal of, or interest on, the Notes or in the performance of any other obligation of the Company under the Notes or the Indenture. The Indenture provides that holders of the Notes may accelerate payment of indebtedness only upon the Company’s bankruptcy, insolvency, reorganization, receivership or other similar proceedings.

The Notes are general unsecured, subordinated obligations of the Company and rank junior to all of its existing and future Senior Indebtedness (as defined in the Indenture), including all of its general creditors. The Notes will be equal in right of payment with any of the Company’s existing and future subordinated indebtedness, and will be senior to the Company’s obligations relating to any junior subordinated debt securities. In addition, the Notes are effectively subordinated to all secured indebtedness of the Company , including without limitation, its bank subsidiary’s liabilities to depositors in connection with deposits in the bank, to the extent of the value of the collateral securing such indebtedness.

The foregoing descriptions of the Indenture, the Notes, the Note Purchase Agreements and the Registration Rights Agreements do not purport to be complete and are each qualified in their entirety by reference to the full text of such agreements, which are incorporated as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 1, 2022, the Company issued a press release announcing the completion of the offering of the Notes, which is furnished as Exhibit 99.1 and is incorporated herein by reference.

In connection with the offering of the Notes, the Company delivered an investor presentation to potential investors on a confidential basis, a copy of which is furnished herewith as Exhibit 99.2.

The information in this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of March 31, 2022, by and between Third Coast Bancshares, Inc. and UMB Bank, N.A., as trustee.

4.2	Form of 5.500% Fixed-to-Floating Rate Subordinated Note due 2032 (included in Exhibit 4.1).

10.1	Form of Subordinated Note Purchase Agreement, by and among Third Coast Bancshares, Inc. and the several purchasers thereto.*

10.2	Form of Registration Rights Agreement, by and among Third Coast Bancshares, Inc. and the several purchasers thereto.

99.1	Press Release issued by Third Coast Bancshares, Inc., dated April 1, 2022.

99.2	Investor Presentation.

104	Cover Page Interactive Data File

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THIRD COAST BANCSHARES, INC.

Date: April 1, 2022	By:	/s/ R. John McWhorter
R. John McWhorter
Chief Financial Officer